EXHIBIT 10.2

Employment Agreement between WorldCALL Public and Babar Ali Syed

TERMS OF APPOINTMENT OF MR. BABAR ALI SYED AS CHIEF EXECUTIVE OFFICER OF WORLDCALL TELECOM LIMITED (THE "COMPANY")

REMUNERATION:

1. Your remuneration would be ;

Annual PKR	Monthly PKR
12,000,000	1,000,000

2. You will also be entitled to the following perquisites:

a) Two fully company maintained cars, one for official use and one for family with Drivers; (Fuel Limit of both the cars will be 400 Liters respectively per month.

b) Annual / Earned leave for 20 days for each completed year of service; clubbed maximum up to two year, i.e. 40 days as per the company policy.

c) First class air travel for domestic and business class travel for international travel for business trips and stay at a five star hotel. In case of international air travel you will also be entitled to daily allowance.

d) Medical benefits (IPD) as per the company's rule and policy, Hospitalization cost including surgery and coverage of dread disease for you, and your immediate family members.

e) Reimbursement of OPD medical expenses as per the company policy. (75% of the one month gross salary in a year)

f) Life Insurance as per defined policy at your respective level/grade.

g) Loans against salary as per company's policy / rules.

h) Gratuity as per company's policy/rules;

i) Reimbursement of all subscriptions to all clubs and other businesses/Company related business up to a maximum of monthly PKR Fifty thousand;

(40)

3. The Chief Executive will also be entitled to performance bonus quarterly/annual to be decided and approved by WTL BoD;

****Subject to Tax Withholding Deductions as per Income Tax Law & any other Regulations.***

Babar Ali Syed

ACCEPTED BY
BABAR ALI SYED
House No. 105, D
DHA, Lahore.

AUTHORIZED OFFICER
HUMAN RESOURCE DEPT.

Date

Date

WorldCall Telecom Limited
(Formerly WorldCall Multivisions Ltd.)
103-C-II, Gulberg - III Lahore - Pakistan
Phones: (92-42) 5757591-4
Fax: (92-42) 5757590, 5877920
Project Off: 64-C III, Gulberg-III Lahore.
Phones: (92-42) 5710298,5710397
Fax: (92-42) 5710993

10

May 20, 2004

Ref: WTL/300___

Mr. Babar Ali Syed,
House # 165, Street # 52,
Phase-II, Gulshan-e-Abid,
Adiala Road
Rawalpindi.
Tel. # 0300-8437119

APPOINTMENT LETTER

Dear Mr. Babar

Reference your offer letter dated: April 28, 2004, we are pleased to appoint you as "**Chief Operating Officer**" for LDI Project with effect from. **May 20, 2004** on the terms and conditions provided hereunder:

Your Gross monthly compensation shall be **Rs: 170,000.00** (Rupees One Hundred Seventy Thousand only) as per following breakup:

Basic Pay	Rs: 113,333.00
House Rent	Rs: 45,333.00
Utility allowance	Rs: 11,334.00
Gross Monthly Salary	**Rs:170,000.00**

Company maintained car with fuel as per policy.

1. You shall be on probation for a period of three (3) months commencing from the date you take up your duties, during which period either side can terminate the employment without serving notice. On satisfactory completion of the probation period as determined by the Company, your services shall be considered confirmed.

2. During such time that you are in employment with us, you shall be subject to existing rules and regulations as varied by us from time to time. You will be entitled to perks as per company policies.

3. As confirmed employment, your appointment may be terminated at any time during its currency by either party giving one month's notice, provided that the Company, if it shall so choose, pay to you one month's salary in lieu of notice. In the event the termination of your services is due to misconduct of which the Company shall be the sole judge, no notice by the Company shall be required to be given and no salary in lieu of notice will be payable.

SYED ASAD RAZA
Director Human Resource

MAN/HRD

WorldCall Telecom Limited
(Formerly WorldCall Multivisions Ltd.)
103-C-II, Gulberg - III Lahore - Pakistan
Phones: (92-42) 5757591-4
Fax: (92-42) 5757590, 5877920
Project Off: 64-C III, Gulberg-III Lahore.
Phones: (92-42) 5710298,5710397
Fax: (92-42) 5710993

4. You will be initially posted at Lahore, as **Chief Operating Officer** reporting to **Managing Director**. You may however be transferred at any time to any other Company / Location depending on the need and exigencies of business as determined by the Company.

5. You shall not, during your employment, except as authorized by the Company, in any way divulge or make known to any person any information relating to the Company's business or any other information confidential in nature which may come to your knowledge in the course of your employment.

6. During continuation of your service, you will neither directly nor indirectly on full or part time basis, be engaged/concerned in any other business activity or employment with other organization.

Kindly sign the attached copy and return the same as a token of your acceptance of the terms and conditions of employment as mentioned above.

SYED ASAD RAZA
Director Human Resource

Accepted: ____________________